                                                                      EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                        VANGUARD SPECIALIZED PORTFOLIOS
                                ENERGY PORTFOLIO


1. Average Annual Total Return (As of January 31, 1998)
        P (1 + T)(n) = ERV



     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
     One Year
          P =    $1,000
          T =    3.80%
          N =    1
        ERV =    $1,307.97
    Five Year
          P =    $1,000
          T =    16.74%
          N =    5
        ERV =    $2,167.87
     Ten Year
          P =    $1,000
          T =    14.60%
          N =    10
        ERV =    $3,908.21



2. YIELD (30 Days Ended January 31, 1998)


                  Yield = 2[(a - b +1)(6)-1]
                      ---------------------------
                             c X d


    Where:    a = dividends and interest paid during the period
              b = expenses during the period (net of reimbursements)
              c = the average daily number of shares outstanding during
                  the period
              d = the maximum offering price per share on the last day of the period
  Example     a = $1,537,958.57
              b = $238,553.87
              c =  48,444,564.55
              d = $22.68
           Yield =  1.42%

                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                        VANGUARD SPECIALIZED PORTFOLIOS
                                 GOLD PORTFOLIO


1. Average Annual Total Return (As of January 31, 1998)
        P (1 + T)(n) = ERV



     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
     One Year
          P =    $1,000
          T =    -29.85%
          N =    1
        ERV =    $701.54
    Five Year
          P =    $1,000
          T =    2.59%
          N =    5
        ERV =    $1,136.26
     Ten Year
          P =    $1,000
          T =    0.25%
          N =    10
        ERV =    $1,025.38

                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                        VANGUARD SPECIALIZED PORTFOLIOS
                             HEALTH CARE PORTFOLIO


1. Average Annual Total Return (As of January 31, 1998)
        P (1 + T)(n) = ERV



     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
     One Year
          P =    $1,000
          T =    27.37%
          N =    1
        ERV =    $1,273.73
    Five Year
          P =    $1,000
          T =    24.36%
          N =    5
        ERV =    $2,974.78
     Ten Year
          P =    $1,000
          T =    22.07%
          N =    10
        ERV =    $7,347.33



2. YIELD (30 Days Ended January 31, 1998)


                  Yield = 2[(a - b +1)(6)-1]
                      ---------------------------
                             c X d


    Where:    a = dividends and interest paid during the period
              b = expenses during the period (net of reimbursements)
              c = the average daily number of shares outstanding during
                  the period
              d = the maximum offering price per share on the last day of the period
    Example   a = $5,865,421.24
              b = $1,174,396.06
              c =  62,851,264.77
              d = $74.02
           Yield =  1.21%

                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                        VANGUARD SPECIALIZED PORTFOLIOS
                              REIT INDEX PORTFOLIO


1. Average Annual Total Return (As of January 31, 1998)
        P (1 + T)(n) = ERV



     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
     One Year
          P =    $1,000
          T =    17.08%
          N =    1
        ERV =    $1,170.78

    Five Year
          P =    $1,000
          T =    27.87%
          N =    *
        ERV =    $1,525.84


* Since inception on May 13, 1996.


2. YIELD (30 Days Ended January 31, 1998)





                  a - b
                  -----
    Yield = 2[(c X d + 1)(6)-1]


      Where:      a  =    dividends and interest paid during the period
                  b  =    expenses during the period (net of reimbursements)
                  c  =    the average daily number of shares outstanding during the
                          period
                  d  =    the maximum offering price per share on the last day of the period
    Example:      a  =    $5,003,480.39
                  b  =    $212,407.05
                  c  =    92,011,883.96
                  d  =    $13.98
              Yield  =    4.37%

                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                        VANGUARD SPECIALIZED PORTFOLIOS
                           UTILITIES INCOME PORTFOLIO


1. Average Annual Total Return (As of January 31, 1998)
        P (1 + T)(n) = ERV



     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
     One Year
          P =    $1,000
          T =    23.17%
          N =    1
        ERV =    $1,231.67
    Five Year
          P =    $1,000
          T =    12.69%
          N =    5
        ERV =    $1,817.61
     Ten Year
          P =    $1,000
          T =    13.69%
          N =    *
        ERV =    $2,081.39


    *Since inception May 15, 1992

2. YIELD (30 Days Ended January 31, 1998)





                  a - b
                  -----
    Yield = 2[(c X d + 1)(6)-1 ]


      Where:      a  =    dividends and interest paid during the period
                  b  =    expenses during the period (net of reimbursements)
                  c  =    the average daily number of shares outstanding during the
                          period
                  d  =    the maximum offering price per share on the last day of the period
    Example:      a  =    $2,416,579.93
                  b  =    $180,010.05
                  c  =    46,124,987.13
                  d  =    $14.97
              Yield  =    3.92%